Exhibit 10.8
SEVENTH LOAN MODIFICATION AGREEMENT
     This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November __, 2010, by and among SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), TRUSTWAVE HOLDINGS, INC., a Delaware corporation (“Holdings”), TRUSTWAVE INTERMEDIATE, INC., a Delaware corporation (“Intermediate”), TW VERICEPT CORPORATION, a Delaware corporation (formerly known as “TrustWave Acquisition, Inc.”, “Vericept”) and TRUSTWAVE GOVERNMENT SOLUTIONS, INC., a Delaware corporation (“Government Solutions” and individually and collectively, jointly and severally, with Holdings, Intermediate and Vericept, “Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 19, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 19, 2009 between Borrower and Bank, as amended by a First Loan Modification Agreement dated October 19, 2009 between Borrower and Bank, as further amended by a Consent and Second Loan Modification Agreement dated January 6, 2010 between Borrower and Bank, as further amended by a Consent and Third Loan Modification Agreement dated March 1, 2010 between Borrower and Bank, as further amended by a Joinder and Fourth Loan Modification Agreement dated April 7, 2010 between Borrower and Bank, as further amended by a Waiver and Fifth Loan Modification Agreement dated August 30, 2010 between Borrower and Bank, and as further amended by a Sixth Loan Modification Agreement dated November __, 2010 between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated August 19, 2009, by Vericept in favor of Bank (the “IP Security Agreement and together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents.”
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.1.2, 2.1.3 and 2.1.4 of the Loan Agreement, in their entirety:
     “2.1.2 Letters of Credit Sublimit.
               (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.
               (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.
     Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
     To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.
     2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve and the aggregate amount of FX Forward Contracts may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000), inclusive of Credit Extensions relating to Sections 2.1.3, and 2.1.5.

     2.1.4 Cash Management Services Sublimit. Borrower may use up to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Cash Management Services Sublimit”), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4 of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”
and inserting in lieu thereof the following:
     “2.1.2 Letters of Credit Sublimit.
               (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Five Million Dollars ($5,000,000), inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.
               (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.
     Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
     To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.
     2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to Five Hundred Thousand Dollars ($500,000) (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve and the aggregate amount of FX Forward Contracts may not exceed Five Million Dollars ($5,000,000), inclusive of Credit Extensions relating to Sections 2.1.3, and 2.1.5.
     2.1.4 Cash Management Services Sublimit. Borrower may use up to Five Million Dollars ($5,000,000) (the “Cash Management Services Sublimit”), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4 of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”
2.	The Loan Agreement shall be amended by deleting the following, appearing as Sections 6.7(a), (b) and (c) thereof, in its entirety:
     ““(a) Liquidity. Commencing with December 31, 2009 and as of the last day of each month thereafter, Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates, of at least Ten Million Dollars ($10,000,000).
     (b) Intentionally Omitted.
     (c) Intentionally Omitted.”
and inserting in lieu thereof the following:

     “(a) Adjusted Quick Ratio. A ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue of at least 1.25 to 1.00, tested monthly.
     (b) EBITDA. Borrower shall achieve EBITDA, tested quarterly, of: (i) at least Five Hundred Thousand Dollars ($500,000) for the fiscal quarter ending December 31, 2010, (ii) at least Zero Dollars ($0) for the fiscal quarter ending March 31, 2011, (iii) at least One Million Dollars ($1,000,000) for the fiscal quarter ending June 30, 2011, (iv) at least One Million Five Hundred Thousand Dollars ($1,500,000) for the fiscal quarter ending September 30, 2011, and (v) at least One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) for the fiscal quarter ending December 31, 2011.
     (c) Capital Expenditures. Borrower shall not permit its capital expenditures (as determined in accordance with GAAP, but excluding capital expenditures financed with the proceeds of Advances) to exceed $4,250,000 in any fiscal year.”
3.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 of the Loan Agreement, in their entirety:
     ““EBITDA” shall mean, with respect to a specified period, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) severance expense actually incurred in connection with the acquisition of TW Vericept in an aggregate amount not to exceed $250,000.
     “Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained at Bank, plus net Eligible Accounts.
     “Revolving Line” is an Advance or Advances in aggregate amount of up to Ten Million Dollars ($10,000,000) outstanding at any time; provided, however, that on and after November __, 2010 to and until (i) Bank has received and approved, in form and substance satisfactory to Bank in its sole discretion, Borrower’s financial projections for 2011 and thereafter and (ii) Bank and Borrower have entered into a further amendment to this Agreement providing for revisions of the covenants set forth in Section 6.7 hereof in form and substance satisfactory to Bank in its sole discretion, no Advance or Advances shall be available under the Revolving Line and the “Revolving Line” shall be deemed to be zero ($0.00).
     “Revolving Line Maturity Date” is November 30, 2010.”
and inserting in lieu thereof the following:
     ““EBITDA” shall mean, with respect to a specified period, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash items reducing Net Income (excluding any such non-cash item to the extent it represents an accrual or reserve for cash items in any future period or amortization of a prepaid cash item that was paid in a prior period or is actually converted to a cash item within one-year), including, stock-based compensation of officers and directors of Borrower.
     “Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained at Bank, plus Borrower’s accounts receivable.
     “Revolving Line” is an Advance or Advances in aggregate amount of up to Twenty Million Dollars ($20,000,000) outstanding at any time.
     “Revolving Line Maturity Date” is November 30, 2011.”
4.	The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.
4. REPRESENTATION AND WARRANTIES. To induce Bank to enter into this Loan Modification Agreement, Borrower hereby represents and warrants to Bank as follows: (a) the representations and warranties of Borrower contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing and (b) Borrower has the power and authority to execute and deliver this Loan Modification Agreement.
5. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with the Existing Loan Documents and this amendment thereto.
6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Vericept hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the

Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.
12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. Illinois law governs this Loan Modification Agreement without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Illinois; provided, however, that if for any reason Bank cannot avail itself of such courts in the State of Illinois, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.
BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[The remainder of this page is intentionally left blank — Signature Pages to Follow]

     This Seventh Loan Modification Agreement is executed as of the date first written above.

BORROWER:			BANK:
TRUSTWAVE HOLDINGS, INC.			SILICON VALLEY BANK

By:	/s/ Robert McCullen		By:
	Name:	Robert McCullen	Name:
	Title:	Chief Executive Officer	Title:

TRUSTWAVE INTERMEDIATE, INC.

By:	/s/ Robert J. McCullen
	Name:	Robert J. McCullen
	Title:	Chief Executive Officer

TW VERICEPT CORPORATION

By:	/s/ Robert J. McCullen
	Name:	Robert J. McCullen
	Title:	Chief Executive Officer

TRUSTWAVE GOVERNMENT SOLUTIONS, INC.

By:	/s/ Robert J. McCullen
	Name:	Robert J. McCullen
	Title:	Chief Executive Officer

     The undersigned, TRUSTWAVE LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated September 25, 2008 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.

TRUSTWAVE LIMITED
By:	/s/ Robert J. McCullen
	Name:	Robert J. McCullen
	Title:	Chief Executive Officer and President

     The undersigned, TRUSTWAVE HOLDINGS LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated November 27, 2007 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.

TRUSTWAVE HOLDINGS LIMITED
By:	/s/ Robert J. McCullen
	Name:	Robert J. McCullen
	Title:	Chief Executive Officer and President

EXHIBIT A TO SEVENTH LOAN MODIFICATION AGREEMENT
EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	TRUSTWAVE HOLDINGS, INC. TRUSTWAVE INTERMEDIATE, INC. TW VERICEPT CORPORATION TRUSTWAVE GOVERNMENT SOLUTIONS, INC.
     The undersigned authorized officers of TRUSTWAVE HOLDINGS, INC., TRUSTWAVE INTERMEDIATE, INC., TW VERICEPT CORPORATION and TRUSTWAVE GOVERNMENT SOLUTIONS, INC. (individually and collectively, jointly and severally, the “Borrower”) certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certify that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledge that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly consolidated and consolidating financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 150 days	Yes No

Board Approved Projections	Annually, within 30 days after year end	Yes No

Borrowing Base Certificate (together with A/R & A/P Agings, and deferred revenue report)	Monthly within 30 days	Yes No

Audit	Annually	Yes No

Financial Covenant	Required	Actual	Complies
Maintain:
(a) Adjusted Quick Ratio (tested monthly)	1.25:1.0	_____:1.0	Yes No
(b) EBITDA* (tested quarterly)	$_________	$________	Yes No
(c) Capital Expenditures (annually)	$4,250,000	$_________	Yes No

*	As set forth in section 6.7(b) of the Loan Agreement.

          The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
          The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TRUSTWAVE HOLDINGS, INC.		BANK USE ONLY

Received By:
By:		authorized signer
Name:
	Title:	Date:
Verified:
authorized signer
Date:
Compliance Status: Yes No

TRUSTWAVE GOVERNMENT SOLUTIONS, INC.

By:
Name:
Title:

TRUSTWAVE INTERMEDIATE, INC.

By:
Name:
Title:

TW VERICEPT CORPORATION

By:
Name:
Title:

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated: ____________________
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.
I.	Adjusted Quick Ratio (Section 6.7(a))

A.	Borrower’s unrestricted cash and Cash Equivalents maintained at Bank	$ ____________
B.	Net Eligible Accounts	$ ____________
C.	Quick Assets (the sum of lines A and B)	$ ____________
D.	Obligations and liabilities of Borrower to Bank	$ ____________
E.	Borrower’s Total Liabilities that mature within one (1) year	$ ____________
F.	Current Liabilities (the sum of Line D and Line E)	$ ____________
G.	Current portion of Deferred Revenue	$ ____________
H.	Line F minus Line G	$ ____________
I.	Adjusted Quick Ratio, Line C divided by Line H	________________
Is line I equal to or greater than 1.25:1:00?
Compliance:

_______ No, not in compliance	_______ Yes, in compliance
II.	EBITDA (Section 6.7(b))

Required:	See chart below
Actual:

A.	Net Income	$	____________
B.	Interest Expense	$	____________
C.	To the extent deducted in the determination of Net Income
	1. Depreciation expense	$	____________
	2. Amortization expense	$	____________
	3. Sum of Items 1 and 2	$	____________
D.	Income tax expense	$	____________
E.	non-cash items	$	____________
F.	EBITDA (Line A plus Line B plus Line C(3) plus Line D plus Line E)	$	____________

Is line F equal to or greater than $__________? (see chart below)
Required:
Minimum cumulative EBITDA at the end of each period noted below in the following amounts:

Date	EBITDA
Quarter ending December 31, 2010	$500,000
Quarter ending March 31, 2011	$0
Quarter ending June 30, 2011	$1,000,000
Quarter ending September 30, 2011	$1,500,000
Quarter ending December 31, 2011	$1,750,000
Compliance:

_______ No, not in compliance	_______ Yes, in compliance